                                                                     Exhibit 3.1

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              INTELLON CORPORATION

                                    ********


       Intellon Corporation, whose Restated Articles of Incorporation were filed with the Florida Department of State on March 27, 1996, does hereby file the following Restated Articles of Incorporation pursuant to Section 607.1007 of the Florida Business Corporation Act (the "Act"):

                                     ARTICLE
                                      NAME

       The name of the corporation is Intellon Corporation (the "Corporation").

                                     ARTICLE
                                     PURPOSE

       The Corporation is organized for the purpose of transacting any and all lawful business.

                                     ARTICLE
                                  CAPITAL STOCK

       The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 75,000,000 shares, comprised of 40,000,000 shares of common stock with a par value of $.01 per share (the "Common Stock") and 35,000,000 shares of preferred stock with a par value of $.01 per share (the "Preferred Stock"). A description of the respective classes of stock and a statement of the powers, designations, preferences and relative participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are set forth below:

PREFERRED STOCK


1. DESIGNATION. As to the 35,000,000 shares of Preferred Stock, (i) 15,000,000 shares of Preferred Stock are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), (ii) 15,000,000 shares of Preferred Stock are hereby designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), and (iii) 5,000,000 shares of Preferred Stock are hereby designated "Series C Convertible Preferred Stock" (the "Series C Preferred Stock"). The Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are referred to herein collectively as the Preferred Stock. For so long as any shares of Series A Preferred Stock are outstanding, all shares designated as Series A

Preferred Stock not issued and sold pursuant to the Stock Purchase Agreement, dated as of March 23, 1994 (the "Purchase Agreement"), by and among the Corporation and certain investors, shall be reserved for issuance as stock dividends on the outstanding Series A Preferred Stock. For so long as any shares of Series B Preferred Stock are outstanding, all shares designated as Series B Preferred Stock not issued and sold pursuant to the Stock Purchase Agreement, dated as of July 31, 1995, as amended (the "Series B Purchase Agreement") by and among the Corporation and certain investors, shall be reserved for issuances as stock dividends on the outstanding Series B Preferred Stock. For so long as any shares of Series C Preferred Stock are outstanding, all shares designated as Series C Preferred Stock not issued and sold pursuant to the Stock Purchase Agreement, dated as of August 25, 1999, as amended (the "Series C Purchase Agreement") by and among the Corporation and certain investors, shall be reserved for issuances as stock dividends on the outstanding Series C Preferred Stock.

2. RANKING. The Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank senior to (i) all outstanding shares of Common Stock, and (ii) all outstanding classes and series of stock of the Corporation, whether authorized now or in the future, that do not expressly provide that they rank senior to, or on a parity with, the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (all such classes and series of stock, together with the Common Stock, are collectively referred to as the "Junior Securities").

3. DIVIDEND RIGHTS. (a) The holders of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation (the "Board"), out of any funds legally available therefor, dividends payable at the option of the Board (1) in cash at the rate per annum of $.10 per share, (2) in additional shares of Series A Preferred Stock at the rate per annum of .10 shares per share, or (3) in any combination of cash and additional shares of Series A Preferred Stock (the "Series A Cumulative Dividend"). The Series A Cumulative Dividend shall be payable annually, commencing on the anniversary of the initial issuance of the Series A Preferred Stock (each such payment date being a "Series A Dividend Payment Date"), to holders of record at the close of business on the date specified by the Board at the time such dividend is declared (the "Series A Record Date"), and each Series A Record Date shall be not less than 10 nor more than 60 days prior to the Series A Dividend Payment Date. All Series A Cumulative Dividends shall be paid pro rata to the holders entitled thereto. The holders of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, dividends payable at the option of the Board (1) in cash at the rate per annum of $.186 per share, (2) in additional shares of Series B Preferred Stock at the rate per annum of .10 shares per share, or (3) in any combination of cash and additional shares of Series B Preferred Stock (the "Series B Cumulative Dividend"). The Series B Cumulative Dividend shall be payable annually, commencing on the anniversary of the initial issuance of the Series B Preferred Stock (each such payment date being a "Series B Dividend Payment Date"), to holders of record at the close of business on the date specified by the Board at the time such dividend is declared (the "Series B Record Date"), and each Series B Record Date shall be not less than 10 nor more than 60 days prior to the Series B Dividend Payment Date. All Series B Cumulative Dividends shall be paid pro rata to the holders entitled thereto. The holders of the Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, dividends payable at the option of the Board (1) in cash at the rate per annum of $.35 per share, (2) in additional shares of Series C Preferred Stock at the rate per annum of .10 shares per share, or (3) in any combination of cash and additional shares of Series C Preferred Stock (the "Series C Cumulative Dividend", together with the Series A Cumulative Dividend and the Series B Cumulative Dividend, the "Cumulative Dividends"). The Series C Cumulative Dividend shall be payable annually, commencing on the anniversary of the initial issuance of the Series C Preferred Stock (each such payment date being a "Series C Dividend Payment Date"), to holders of record at the close of business on the date specified by the Board at the time such dividend is declared (the "Series C Record Date"), and each Series C Record Date shall be not less than 10 nor more than 60 days prior to the Series C Dividend Payment Date. All Series C Cumulative Dividends shall be paid pro rata to the holders entitled thereto. No Cumulative Dividends shall be declared or paid with respect to any series of Preferred Stock unless a Cumulative Dividend is declared and paid, as the case may be, with respect to each series of Preferred Stock, which dividend shall be paid pro rata to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock based upon the amount equal to the accrued and unpaid Cumulative Dividends with respect to each such series of Preferred Stock. In addition, the holders of Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds legally available therefor, dividends payable at the option of the Board in cash, in additional shares of Preferred Stock, as applicable, or in property; provided, however, the Board shall not declare, pay or set apart for payment any such dividends unless and until it declares the entire Cumulative Dividends, which have accrued to date, payable. Such dividends on the Preferred Stock, if declared, shall be payable to holders of record at the close of business on the date specified by the Board at the time such dividend is declared, and each such record date shall not be less than 10 nor more than 60 days prior to the payment date with respect to such Preferred Stock dividend. All such dividends paid with respect to shares of Preferred Stock shall be paid pro rata to the holders entitled thereto.

              (b) All shares of Preferred Stock issued as a dividend with respect to the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

              (c) The Cumulative Dividends shall be cumulative and shall accrue at the rate, as applicable, provided in Section 3(a) of this Article III, but only in the circumstances and in the manner set forth in Sections 4, 5, and 7(h) of this Article III. The Cumulative Dividends, if paid, or if declared and set apart for payment, must be paid on, or declared and set apart for payment on, all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock contemporaneously. All other dividends on shares of Preferred Stock shall not be cumulative and no rights shall accrue to holders of Preferred Stock by reason of the fact that dividends are not declared or paid on the Preferred Stock. Further, all other such dividends on the Preferred Stock, if paid, or if declared and set apart for payment, must be paid on, or declared and set apart for payment on, all outstanding shares of Preferred Stock contemporaneously.

              (d) Each fractional share of Series A Preferred Stock outstanding, if any, shall be entitled to a ratably proportionate amount of all dividends paid or other distributions made with respect to the Series A Preferred Stock, at the same time and in the same manner as distributions on all other shares of the Series A Preferred Stock. Each fractional share of Series

B Preferred Stock outstanding, if any, shall be entitled to a ratably proportionate amount of all dividends paid or other distributions made with respect to the Series B Preferred Stock, at the same time and in the same manner as distributions on all other shares of the Series B Preferred Stock. Further, each fractional share of Series C Preferred Stock outstanding, if any, shall be entitled to a ratably proportionate amount of all dividends paid or other distributions made with respect to the Series C Preferred Stock, at the same time and in the same manner as distributions on all other shares of the Series C Preferred Stock.

              (e) So long as any shares of the Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into Junior Securities, or make any distribution in respect thereof, either directly or indirectly, whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to holders of Junior Securities), and shall not permit any Person (as defined below) directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into Junior Securities; provided, however, that the foregoing shall not prevent the Corporation with approval of the Board from making de minimis repurchases of shares of Common Stock pursuant to any stock compensation plans for its employees.

              "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, or unincorporated organization.

              (f) Dividends payable on the Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which such dividends are payable.

              (g) If any payment, redemption or conversion shall be required by the terms of these Restated Articles of Incorporation on a day that is not a Business Day (as defined below), such payment, redemption or conversion shall be made on the next Business Day.

              "Business Day" means a day other than a Saturday, Sunday, national or Florida state holiday or other day on which commercial banks in Florida are authorized or required by law to close.

4. LIQUIDATION PREFERENCE. (a) In the event of any liquidation (partial or complete), dissolution or winding-up of the Corporation (a "Liquidation"), whether voluntary or not, (i) each holder of Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock held by such holder, before any amount or property shall be paid or distributed on account of any Junior Securities and on par with payment pursuant to this
Section 4 to holders of Series B Preferred Stock and Series C Preferred Stock, an amount per share equal to the greater of (1) $1.00 plus all accrued and unpaid Series A Cumulative Dividends on such share from the date such share was issued assuming such dividends accrued in cash, whether or not any such dividends were declared by the Board, plus any other dividends declared but unpaid thereon assuming such dividends were declared for cash (the "Series A Liquidation Preference"), and (2) the amount that would have been paid, or the value of the property that would have been distributed, to such holder if, immediately prior to such Liquidation, all of such holder's Series A Preferred Stock had been converted into Common Stock (assuming that immediately prior to such Liquidation (x) all accrued and unpaid Series A Cumulative Dividends on all outstanding shares of Series A Preferred Stock from the date such shares were issued had been paid in additional shares of Series A Preferred Stock, whether or not any such dividends were declared by the Board, and all other dividends declared but unpaid thereon had been paid in additional shares of Series A Preferred Stock (such amount determined using the Series A Common Equivalent Rate and Series A Conversion Price then in effect), and (y) all outstanding shares of Preferred Stock including all additional shares deemed issued pursuant to clauses 4(a)(i)(2)(x), 4(a)(ii)(2)(x) and 4(a)(iii)(2)(x) hereof) had been converted into Common Stock); (ii) each holder of Series B Preferred Stock shall be entitled to receive for each share of Series B Preferred Stock held by such holder, before any amount or property shall be paid or distributed on account of any Junior Securities and on par with payments pursuant to this Section 4 to holders of Series A Preferred Stock and Series C Preferred Stock, an amount per share equal to the greater of (1) $1.86 plus all accrued and unpaid Series B Cumulative Dividends on such share from the date such share was issued assuming such dividends accrued in cash, whether or not any such dividends were declared by the Board, plus any other dividends declared but unpaid thereon assuming such dividends were declared for cash (the "Series B Liquidation Preference"), and (2) the amount that would have been paid, or the value of the property that would have been distributed, to such holder if, immediately prior to such Liquidation, all of such holder's Series B Preferred Stock had been converted into Common Stock (assuming that immediately prior to such Liquidation (x) all accrued and unpaid Series B Cumulative Dividends on all outstanding shares of Series B Preferred Stock from the date such shares were issued had been paid in additional shares of Series B Preferred Stock, whether or not any such dividends were declared by the Board, and all other dividends declared but unpaid thereon had been paid in additional shares of Series B Preferred Stock (such amount determined using the Series B Common Equivalent Rate and Series B Conversion Price then in effect), and (y) all outstanding shares of Preferred Stock (including all additional shares deemed issued pursuant to clauses 4(a)(i)(2)(x), 4(a)(ii)(2)(x) and 4(a)(iii)(2)(x) hereof) had been converted into Common Stock); and (iii) each holder of Series C Preferred Stock shall be entitled to receive for each share of Series C Preferred Stock held by such holder, before any amount or property shall be paid or distributed on account of any Junior Securities and on par with payments pursuant to this Section 4 to holders of Series A Preferred Stock and Series B Preferred Stock, an amount per share equal to the greater of (1) $3.50 plus all accrued and unpaid Series C Cumulative Dividends on such share from the date such share was issued assuming such dividends accrued in cash, whether or not any such dividends were declared by the Board, plus any other dividends declared but unpaid thereon assuming such dividends were declared for cash (the "Series C Liquidation Preference"), and (2) the amount that would have been paid, or the value of the property that would have been distributed, to such holder if, immediately prior to such Liquidation, all of such holder's Series C Preferred Stock had been converted into Common Stock (assuming that immediately prior to such Liquidation (x) all accrued and unpaid Series C Cumulative Dividends on all outstanding shares of Series C Preferred Stock from the date such shares were issued had been paid in additional shares of Series C Preferred Stock, whether or not any such dividends were declared by the Board, and all other dividends declared but unpaid thereon had been paid in additional shares of Series C Preferred Stock (such amount determined using the Series C Common Equivalent Rate and Series C Conversion Price then in effect), and (y) all outstanding shares of Preferred Stock (including all additional shares deemed issued pursuant to clauses 4(a)(i)(2)(x), 4(a)(ii)(2)(x) and 4(a)(iii)(2)(x) hereof) had been converted into Common Stock).

              (b) If in connection with any Liquidation the assets of the Corporation available for distribution to its shareholders are not sufficient to pay in full the Series A Liquidation Preference, the Series B Liquidation Preference and the Series C Liquidation Preference on all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, then holders of Series A Preferred Stock, the holders of Series B Preferred Stock and the holders of Series C Preferred Stock shall share ratably in the distribution of assets based upon the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock, the holders of outstanding Series B Preferred Stock and the holders of outstanding Series C Preferred Stock are entitled were paid in full.

5. OPTIONAL REDEMPTION. (a) Subject to Section 5(d) of this Article III, at any time after December 31, 2000 or upon the occurrence of any transaction or transactions that will result in a Partial Change of Control (as defined below), any holder of Preferred Stock may require the Corporation to redeem, in whole or in part, such holder's shares of Preferred Stock by giving written notice thereof to the Corporation (a "Redemption Notice"). The Corporation shall give holders of Preferred Stock at least 45 days prior written notice of any such transaction or transactions (a "Transaction Notice"). Any such redemption shall take place on the 45th day (the "Redemption Date") following (i) in the case of a Redemption Notice delivered after December 31, 2000, the receipt by the Corporation of the Redemption Notice, and (ii) in the case of a Redemption Notice delivered pursuant to a Transaction Notice, the date of the Transaction Notice (but in no event later than the closing of the transaction or transactions giving rise to the Transaction Notice). Each such redemption shall be paid by the Corporation in cash in an amount per share (the "Redemption Price") equal to (i) with respect to Series A Preferred Stock, the Series A Liquidation Preference as set forth in Section 4(a)(i)(1) hereof, (ii) with respect to Series B Preferred Stock, the Series B Liquidation Preference as set forth in Section 4(a)(ii)(1) hereof, and (iii) with respect to Series C Preferred Stock, the Series C Liquidation Preference as set forth in Section 4(a)(iii)(1) hereof; provided, however, that the Company's obligations to redeem shares of any holders of Preferred Stock shall be subject to the surrender by such holder to the Corporation of the certificate or certificates representing the shares to be redeemed. Any holder of Preferred Stock that elects to require the Corporation to redeem some or all of such holder's shares of Preferred Stock may rescind such election until the close of business on the third Business Day preceding the Redemption Date for such shares.

              "Change of Control" means any transaction or series of related transactions (i) resulting in a merger, consolidation, or other corporate reorganization (other than a merger, consolidation, or other corporate reorganization that results in the Corporation being the surviving entity) or sale of control of the Corporation or (ii) in which all or substantially all of the assets of the Corporation are sold (other than to a wholly owned subsidiary of the Corporation).

              "Partial Change of Control" means any transaction or series of related transactions (i) resulting in any person or group of persons acting together, directly or indirectly, acquiring more than 40% of the outstanding voting power of the Corporation; (ii) involving the sale or other disposition of assets of the Corporation (including capital stock of any direct or indirect subsidiary) to any person or entity other than a wholly owned subsidiary of the Corporation if (a) the net book value of such assets exceeds 40% of the net book value of the Corporation's consolidated assets or (b) such assets are directly or indirectly responsible for 40% or more of the Corporation's consolidated gross revenues for the four fiscal quarters for which financial statements are available immediately preceding the announcement of the transaction; or (iii) involving any direct or indirect subsidiary or subsidiaries a majority of whose voting securities are owned by the Corporation if, as a result of such transaction or transactions, the Corporation would no longer own a majority of the voting securities of such subsidiary or subsidiaries; provided, however, that the Corporation may sell or otherwise dispose of some or all of the voting securities of any subsidiary or subsidiaries if, in the aggregate, such subsidiary or subsidiaries (a) own less than 40% of the book value of the Corporation's consolidated net assets as reported on the balance sheet of the Corporation for the fiscal quarter immediately preceding the announcement of such transaction or (b) are not directly or indirectly responsible for 40% or more of the Corporation's consolidated gross revenues for the fiscal quarter immediately preceding the announcement of such sale or disposition.

              (b) If, as a result of the limitation set forth in Section 5(d) of this Article III, the Corporation is not able to redeem all shares of Preferred Stock requested to be redeemed by holders of such shares, the Corporation shall redeem on the applicable Redemption Date the maximum number of shares of Preferred Stock that the Corporation is able to redeem (allocated pro rata among holders in accordance with the number of shares that each such holder is requesting be redeemed on such Redemption Date).

              (c) A Redemption Notice shall be deemed delivered upon personal delivery or 7 days after deposit in the United States mail, registered or certified, addressed to the Corporation. On or after each Redemption Date, each holder that elected to have shares of Preferred Stock redeemed shall surrender the certificate for such shares to the Corporation. From and after each Redemption Date, unless there has been a default in the payment of the Redemption Price for each share redeemed, all rights of holders of Preferred Stock (except the right to receive payment of the Redemption Price on surrender of their certificates for such shares) shall cease with respect to the shares redeemed. If less than all of the shares of Preferred Stock represented by a surrendered certificate are redeemed, a new certificate for the unredeemed shares shall promptly be issued to the holder of such shares.

              (d) The Corporation shall not be required to, and shall not, expend funds for the redemption of Preferred Stock if, and to the extent that, such expenditure would violate any provision of the Act.

6. PREFERRED STOCK VOTING RIGHTS. (a) Except as otherwise required by law or these Restated Articles of Incorporation, each holder of Preferred Stock shall (1) be entitled to notice of any shareholders meeting, and (2) have one vote for each share of Common Stock then issuable upon its conversion for each share of Preferred Stock held by such holder on all matters, other than the election of directors, submitted to a vote of shareholders of the Corporation and shall vote together as a single class with the holders of Common Stock and all other holders of Preferred Stock on such matters.

              (b) Except as provided in Section 6(c) of this Article III, for so long as Fidelity Ventures Limited ("Fidelity") owns at least 25% of the outstanding Series A Preferred Stock, Fidelity shall be entitled to (i) appoint to the Board 1 representative of Fidelity, (ii) appoint to the Board 1 other person who is not an employee of Fidelity and who is approved by Dr. James Vander Mey, and (iii) approve the appointment of 2 independent directors, 1 nominated to the Board by Dr. James Vander Mey (approved by IAI Investment Funds IV, Inc., IAI Investment Funds VI, Inc. and IAI Investment Funds VIII, Inc. (collectively, "Investment Advisors Inc.")) and 1 nominated to the Board by Investment Advisors Inc. (approved by Dr. James Vander Mey). Any vacancy occurring in the office of a director appointed or nominated pursuant to this
Section 6(b) shall be filled by the nomination, appointment or approval, as the case may be, by Fidelity and the nomination or approval of Dr. James Vander Mey or Investment Advisors Inc., as the case may be, if applicable, not later than 30 days after such vacancy occurs. If Fidelity owns less than 25% of the outstanding Series A Preferred Stock, the rights of Fidelity in the preceding 2 sentences shall be exercised by the holders of a majority of the Series A Preferred Stock voting as a class.

              (c) If on any Redemption Date the Corporation does not redeem all of the shares of Series A Preferred Stock requested to be redeemed by holders of Series A Preferred Stock pursuant to Section 5 of this Article III, then holders of a majority of outstanding shares of Series A Preferred Stock shall be entitled to elect or appoint such number of directors as shall equal a majority of the Board (taking into account the directors already appointed by Fidelity pursuant to Section 6(b) of this Article III) at a special meeting to be called by the Corporation not later than 30 days after such Redemption Date and, during such period, the Corporation may take any of the actions described in Sections 3(a) and (b) of Article IV by an approval of a majority of the Board. Directors elected by holders of Series A Preferred Stock pursuant to this
Section 6(c) shall be entitled to serve only until the earlier of the date on which (i) the Corporation has redeemed all shares of Series A Preferred Stock that were requested to be redeemed on such Redemption Date but which could not be redeemed due to the limitation set forth in Section 5(d) of this Article III, and (ii) all outstanding shares of Series A Preferred Stock have been converted into Common Stock. Any vacancy occurring in the office of a director elected by holders of the Series A Preferred Stock pursuant to this Section 6(c) may be filled by the remaining directors elected by the holders of the Series A Preferred Stock unless and until such vacancy is filled by holders of the Series A Preferred Stock.

              (d) Directors elected by holders of Series A Preferred Stock may only be removed from office with the vote or written consent of holders of a majority of outstanding shares of Series A Preferred Stock, and any director elected by holders of the Series A Preferred Stock may be removed from office at any time, with or without cause.

              (e) Each holder of Series A Preferred Stock shall have one vote for each share of Common Stock (including fractions) then issuable upon its conversion for each share of Series A Preferred Stock held by such holder with respect to the election or removal of the directors that holders of Series A Preferred Stock are entitled to elect pursuant to this Section 6.

              (f) For purposes of exercising any vote, election or consent under these Restated Articles of Incorporation or under applicable law, shares of Series A Preferred Stock held by the Corporation or any of its subsidiaries shall not be deemed outstanding and shall not be counted in determining the outcome of any such vote, election or consent solicitation.

7. CONVERSION. (a) Each share of Preferred Stock, including additional shares issued as dividends, shall be convertible at the option of the holder thereof at any time into fully paid and nonassessable shares of Common Stock on the terms and conditions set forth in this Section 7. The number of shares of Common Stock deliverable upon conversion of each share of Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "Common Equivalent Rate." For purposes of Section 7 of this Article III, the Common Equivalent Rate to be used to determine the number of shares of Common Stock to be delivered on the conversion of any share of Series A Preferred Stock into shares of Common Stock shall be initially 1 share of Common Stock to each share of Series A Preferred Stock (the "Series A Common Equivalent Rate"), provided, however, that such Series A Common Equivalent Rate shall be subject to adjustment from time to time as provided below in this Section 7. For purposes of Section 7 of this Article III, the Common Equivalent Rate to be used to determine the number of shares of Common Stock to be delivered on the conversion of any share of Series B Preferred Stock into shares of Common Stock shall be initially 1 share of Common Stock to each share of Series B Preferred Stock (the "Series B Common Equivalent Rate"), provided, however, that such Series B Common Equivalent Rate shall be subject to adjustment from time to time as provided below in this Section 7. Further, for purposes of Section 7 of this Article III, the Common Equivalent Rate to be used to determine the number of shares of Common Stock to be delivered on the conversion of any share of Series C Preferred Stock into shares of Common Stock shall be initially 1 share of Common Stock to each share of Series C Preferred Stock (the "Series C Common Equivalent Rate"), provided, however, that such Series C Common Equivalent Rate shall be subject to adjustment from time to time as provided below in this Section 7. All adjustments to the applicable Common Equivalent Rate shall be calculated to the nearest 1/100th of a share of Common Stock. The "Conversion Price" for Common Stock with respect to the conversion of Series A Preferred Stock shall, at any given time, be equal to $1.00 divided by the Series A Common Equivalent Rate in effect at such time (the "Series A Conversion Price"). The "Conversion Price" for Common Stock with respect to the conversion of Series B Preferred Stock shall, at any given time, be equal to $1.86 divided by the Series B Common Equivalent Rate in effect at such time (the "Series B Conversion Price"). The "Conversion Price" for Common Stock with respect to the conversion of Series C Preferred Stock shall, at any given time, be equal to $3.50 divided by the Series C Common Equivalent Rate in effect at such time (the "Series C Conversion Price").

              (b) Conversion of Preferred Stock may be effected by any holder of Preferred Stock by delivering to the Corporation at its principal office or at such other office or agency maintained by the Corporation for such purpose
(i) the certificate for the shares of the Preferred Stock to be converted and
(ii) a written notice stating that such holder elects to convert all or a specified whole number of such holder's shares of Preferred Stock in accordance with the provisions of this Section 7 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If any such notice specifies a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of the Preferred Stock. As promptly as practicable, and in any event within 10 Business Days after the surrender of such Preferred Stock certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the reasonable satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock to which the holder of shares of the Preferred Stock being converted shall be entitled and (ii) if less than the full number of shares of the Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of the Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

              (c) If any holder of Preferred Stock has elected to require the Corporation to redeem some or all of such holder's shares of Preferred Stock pursuant to Section 5 of this Article III, such holder's right to convert such shares into shares of Common Stock shall terminate at the close of business on the third Business Day preceding the Redemption Date for such shares unless the Corporation defaults in the payment of the Redemption Price for such shares on such Redemption Date, in which case the conversion rights with respect to any such shares not redeemed shall be reinstated.

              (d) Except as provided in Section 7(g) of this Article III, upon conversion of any shares of Preferred Stock, the holder of such shares shall be entitled to receive all declared but unpaid dividends, if any, on such shares.

              (e) The Corporation shall at all times reserve and keep available for issuance upon conversion of the Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of the Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if and to the extent necessary to permit the conversion of all outstanding shares of the Preferred Stock.

              (f) Each Common Equivalent Rate shall be subject to adjustment as follows:

                     (i) If the Corporation (1) pays a dividend or makes a distribution with respect to Common Stock in shares of Common Stock or other shares of capital stock (including, without limitation, securities convertible into or exchangeable for shares of Common Stock) of the Corporation or in rights to purchase capital stock or other securities if such rights are not separable from the Common Stock except upon the occurrence of a contingency, or (2) subdivides or splits its outstanding shares of Common Stock into a larger number of shares, or (3) combines its outstanding shares of Common Stock into a smaller number of shares, or (4) issues by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, then, in each such event,
(x) the Series A Common Equivalent Rate in effect immediately prior to such event shall be adjusted so that the holder of each share of Series A Preferred Stock shall be entitled to receive on the conversion of such share of Series A Preferred Stock the number of shares of Common Stock and other shares and rights to purchase capital stock or other securities (or, in the event of the redemption of any such shares or rights, any cash, property or securities paid in respect of such redemption) that such holder would have owned or been entitled to receive after the happening of any of such event had such shares of the Series A Preferred Stock been surrendered for conversion at the applicable Series A Common Equivalent Rate in effect immediately prior to such event or the record date therefor, whichever is earlier, (y) the Series B Common Equivalent Rate in effect immediately prior to such event shall be adjusted so that the holder of each share of Series B Preferred Stock shall be entitled to receive on the conversion of such share of Series B Preferred Stock the number of shares of Common Stock and other shares and rights to purchase capital stock or other securities (or, in the event of the redemption of any such shares or rights, any cash, property or securities paid in respect of such redemption) that such holder would have owned or been entitled to receive after the happening of any such event had such shares of the Series B Preferred Stock been surrendered for conversion at the applicable Series B Common Equivalent Rate in effect immediately prior to such event or the record date therefor, whichever is earlier, and (z) the Series C Common Equivalent Rate in effect immediately prior to such event shall be adjusted so that the holder of each share of Series C Preferred Stock shall be entitled to receive on the conversion of such share of Series C Preferred Stock the number of shares of Common Stock and other shares and rights to purchase capital stock or other securities (or, in the event of the redemption of any such shares or rights, any cash, property or securities paid in respect of such redemption) that such holder would have owned or been entitled to receive after the happening of any such event had such shares of the Series C Preferred Stock been surrendered for conversion at the applicable Series C Common Equivalent Rate in effect immediately prior to such event or the record date therefor, whichever is earlier. Such adjustments shall become effective at the opening of business on the Business Day next following the record date for determination of shareholders entitled to receive such dividend or distribution in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification; and any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under Sections 7(f)(ii) and (iii) of this Article III.

                     (ii) If the Corporation at any time after the date of the Purchase Agreement issues rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Series A Conversion Price on the date fixed for the determination of shareholders entitled to receive such rights or warrants, or issues securities convertible into or exchangeable for Common Stock to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than such Series A Conversion Price on the date fixed for the determination of shareholders entitled to receive such securities, then in each such event the Series A Common Equivalent Rate shall be adjusted by multiplying the Series A Common Equivalent Rate in effect immediately prior to any such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for such determination plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants or convertible or exchangeable securities, and the denominator of which shall be the number of shares of Common Stock outstanding on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Series A Conversion Price (determined by dividing (a) the product of (1) the total number of shares being offered and (2) the exercise price of such rights or warrants or convertible or exchangeable securities, by (b) the Series A Conversion Price). To the extent that shares of Common Stock are not delivered as of or prior to the expiration of such rights or warrants, the Series A Common Equivalent Rate shall be readjusted to the Series A Common Equivalent Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually delivered. If the Corporation changes the terms of any securities convertible into shares of Common Stock (other than the Preferred Stock pursuant to this Section 7) to decrease the conversion price or increase the number of shares of Common Stock issuable upon conversion, then the Series A Common Equivalent Rate shall be adjusted as if (a) securities with the new terms had been issued on the effective date of the change, and (b) the securities outstanding prior to the change had been redeemed or retired without being converted into Common Stock. Further, if the Corporation at any time after the date of the Series B Purchase Agreement issues rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Series B Conversion Price on the date fixed for the determination of shareholders entitled to receive such rights or warrants, or issues securities convertible into or exchangeable for Common Stock to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than such Series B Conversion Price on the date fixed for the determination of shareholders entitled to receive such securities, then in each such event the Series B Common Equivalent Rate shall be adjusted by multiplying the Series B Common Equivalent Rate in effect immediately prior to any such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for such determination plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants or convertible or exchangeable securities, and the denominator of which shall be the number of shares of Common Stock outstanding on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Series B Conversion Price (determined by dividing (a) the product of (1) the total number of shares being offered and (2) the exercise price of such rights or warrants or convertible or exchangeable securities, by
(b) the Series B Conversion Price). To the extent that shares of Common Stock are not delivered as of or prior to the expiration of such rights or warrants, the Series B Common Equivalent Rate shall be readjusted to the Series B Common Equivalent Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually delivered. If the Corporation changes the terms of any securities convertible into shares of Common Stock (other than the Preferred Stock pursuant to this Section 7) to decrease the conversion price or increase the number of shares of Common Stock issuable upon conversion, then the Series B Common Equivalent Rate shall be adjusted as if (a) securities with the new terms had been issued on the effective date of the change, and (b) the securities outstanding prior to the change had been redeemed or retired without being converted into Common Stock. Further, if the Corporation at any time after the date of the Series C Purchase Agreement issues rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Series C Conversion Price on the date fixed for the determination of shareholders entitled to receive such rights or warrants, or issues securities convertible into or exchangeable for Common Stock to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than such Series C Conversion Price on the date fixed for the determination of shareholders entitled to receive such securities, then in each such event the Series C Common Equivalent Rate shall be adjusted by multiplying the Series C Common Equivalent Rate in effect immediately prior to any such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for such determination plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants or convertible or exchangeable securities, and the denominator of which shall be the number of shares of Common Stock outstanding on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Series C Conversion Price (determined by dividing (a) the product of (1) the total number of shares being offered and (2) the exercise price of such rights or warrants or convertible or exchangeable securities, by (b) the Series C Conversion Price). To the extent that shares of Common Stock are not delivered as of or prior to the expiration of such rights or warrants, the Series C Common Equivalent Rate shall be readjusted to the Series C Common Equivalent Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually delivered. If the Corporation changes the terms of any securities convertible into shares of Common Stock (other than the Preferred Stock pursuant to this Section 7) to decrease the conversion price or increase the number of shares of Common Stock issuable upon conversion, then the Series C Common Equivalent Rate shall be adjusted as if (a) securities with the new terms had been issued on the effective date of the change, and (b) the securities outstanding prior to the change had been redeemed or retired without being converted into Common Stock.

                     (iii) If the Corporation pays a dividend or makes a distribution to all holders of its Common Stock, any evidence of indebtedness owed to the Corporation or other assets (including shares of capital stock of the Corporation (other than Common Stock), but excluding any ordinary cash dividends paid out of retained earnings of the Corporation or any distributions and dividends referred to in Section 7(f)(i) of this Article III), or issues to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its assets or securities (other than those referred to in Section 7(f)(ii) of this Article III), then in each such case (x) the Series A Common Equivalent Rate shall be adjusted by multiplying the Series A Common Equivalent Rate in effect on the date fixed for the determination of shareholders entitled to receive such dividend or distribution by a fraction, the numerator of which shall be the Series A Conversion Price on the date fixed for such determination and the denominator of which shall be such Series A Conversion Price less the fair value (as determined by the Board in good faith) as of the date fixed for such determination of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, applicable to one share of Common Stock, (y) the Series B Common Equivalent Rate shall be adjusted by multiplying the Series B Common Equivalent Rate in effect on the date fixed for the determination of shareholders entitled to receive such dividend or distribution by a fraction, the numerator of which shall be the Series B Conversion Price on the date fixed for such determination and the denominator of which shall be such Series B Conversion Price less the fair value (as determined by the Board in good faith) as of the date fixed for such determination of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, applicable to one share of Common Stock, and
(z) the Series C Common Equivalent Rate shall be adjusted by multiplying the Series C Common Equivalent Rate in effect on the date fixed for the determination of shareholders entitled to receive such dividend or distribution by a fraction, the numerator of which shall be the Series C Conversion Price on the date fixed for such determination and the denominator of which shall be such Series C Conversion Price less the fair value (as determined by the Board in good faith) as of the date fixed for such determination of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, applicable to one share of Common Stock. Such adjustments shall become effective on the opening of business on the Business Day next following the date fixed for the determination of shareholders entitled to receive such dividend or distribution. In addition to the foregoing, holders of Preferred Stock shall be given notice of any dividend or distribution described in this Section 7(f)(iii) at least 30 days prior to the date for determining shareholders entitled to receive such dividend or distribution.

                     (iv) If the Corporation issues any shares of Common Stock at a price per share less than the Series A Conversion Price on the date of issuance, then the Series A Common Equivalent Rate shall be adjusted by multiplying such Series A Common Equivalent Rate in effect immediately prior to any such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance plus the number of additional shares of Common Stock offered to be issued, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance (without giving effect to the issuance of the additional shares of Common Stock) plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Series A Conversion Price (determined by dividing (1) the product of (a) the total number of additional shares and (b) the purchase price paid or payable with respect to such additional shares, by (2) such Series A Conversion Price). Further, if the Corporation issues any shares of Common Stock at a price per share less than the Series B Conversion Price on the date of issuance, then the Series B Common Equivalent Rate shall be adjusted by multiplying such Series B Common Equivalent Rate in effect immediately prior to any such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance plus the number of additional shares of Common Stock offered to be issued, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance (without giving effect to the issuance of the additional shares of Common Stock) plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Series B Conversion Price (determined by dividing (1) the product of (a) the total number of additional shares and (b) the purchase price paid or payable with respect to such additional shares, by (2) such Series B Conversion Price). Further, if the Corporation issues any shares of Common Stock at a price per share less than the Series C Conversion Price on the date of issuance, then the Series C Common Equivalent Rate shall be adjusted by multiplying such Series C Common Equivalent Rate in effect immediately prior to any such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance plus the number of additional shares of Common Stock offered to be issued, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance (without giving effect to the issuance of the additional shares of Common Stock) plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Series C Conversion Price (determined by dividing (1) the product of (a) the total number of additional shares and (b) the purchase price paid or payable with respect to such additional shares, by (2) such Series C Conversion Price). Notwithstanding the foregoing, no adjustments shall be made pursuant to this Section 7(f)(iv) if an adjustment is made pursuant to Section 7(f)(ii) or 7(f)(v) of this Article III.

                     (v) If the Corporation issues securities convertible into or exchangeable for Common Stock (including, without limitation, rights or warrants, but excluding those referred to in Section 7(f)(ii) of this Article
III) at a price per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the Series A Conversion Price on the date of issuance, then the Series A Common Equivalent Rate shall be adjusted by multiplying such Series A Common Equivalent Rate in effect immediately prior to such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance plus the number of shares of Common Stock deliverable upon conversion of or in exchange for such securities, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance plus the number of shares of Common Stock which the aggregate consideration received for such securities would purchase at the Series A Conversion Price (determined by dividing (1) the product of (a) the total number of shares of Common Stock deliverable upon conversion of or in exchange for such securities and (b) the aggregate consideration received for such securities, by (2) such Series A Conversion Price). To the extent that shares of Common Stock are not delivered as of or prior to the expiration, if any, of the conversion or exchange rights of such securities, the Series A Common Equivalent Rate shall be readjusted to the Series A Common Equivalent Rate that would then be in effect had the adjustments made upon the issuance of such convertible or exchangeable securities been made upon the basis of delivery of only the number of shares of Common Stock actually delivered. Further, if the Corporation issues securities convertible into or exchangeable for Common Stock (including, without limitation, rights or warrants, but excluding those referred to in Section 7(f)(ii) of this Article
III) at a price per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the Series B Conversion Price on the date of issuance, then the Series B Common Equivalent Rate shall be adjusted by multiplying such Series B Common Equivalent Rate in effect immediately prior to such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance plus the number of shares of Common Stock deliverable upon conversion of or in exchange for such securities, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance plus the number of shares of Common Stock which the aggregate consideration received for such securities would purchase at the Series B Conversion Price (determined by dividing (1) the product of (a) the total number of shares of Common Stock deliverable upon conversion of or in exchange for such securities and (b) the aggregate consideration received for such securities, by (2) such Series B Conversion Price). To the extent that shares of Common Stock are not delivered as of or prior to the expiration, if any, of the conversion or exchange rights of such securities, the Series B Common Equivalent Rate shall be readjusted to the Series B Common Equivalent Rate that would then be in effect had the adjustments made upon the issuance of such convertible or exchangeable securities been made upon the basis of delivery of only the number of shares of Common Stock actually delivered. Further, if the Corporation issues securities convertible into or exchangeable for Common Stock (including, without limitation, rights or warrants, but excluding those referred to in Section 7(f)(ii) of this Article
III) at a price per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the Series C Conversion Price on the date of issuance, then the Series C Common Equivalent Rate shall be adjusted by multiplying such Series C Common Equivalent Rate in effect immediately prior to such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance plus the number of shares of Common Stock deliverable upon conversion of or in exchange for such securities, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance plus the number of shares of Common Stock which the aggregate consideration received for such securities would purchase at the Series C Conversion Price (determined by dividing (1) the product of (a) the total number of shares of Common Stock deliverable upon conversion of or in exchange for such securities and (b) the aggregate consideration received for such securities, by (2) such Series C Conversion Price). To the extent that shares of Common Stock are not delivered as of or prior to the expiration, if any, of the conversion or exchange rights of such securities, the Series C Common Equivalent Rate shall be readjusted to the Series C Common Equivalent Rate that would then be in effect had the adjustments made upon the issuance of such convertible or exchangeable securities been made upon the basis of delivery of only the number of shares of Common Stock actually delivered.

                     (vi) If there shall occur any merger or consolidation of the Corporation with or into another Person (other than a merger or consolidation that does not result in any conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange that results in the conversion or exchange of the Common Stock into, or the right to receive, other securities or other property (whether of the Corporation or any other entity), then the Preferred Stock will thereafter no longer be subject to conversion into shares of Common Stock pursuant to this
Section 7, but instead will be subject to conversion into the kind and amount of securities or other property that the holder of such shares of the Preferred Stock would have owned immediately after such merger, consolidation, sale or share exchange if such holder's shares of the Preferred Stock had been converted into shares of Common Stock immediately before the effective time of such merger or consolidation. If this Section 7(f)(vi) applies, then no adjustment in respect of the same merger or consolidation shall be made pursuant to the other provisions of this Section 7. In the event that at any time, as a result of an adjustment made pursuant to this clause (vi), the Preferred Stock shall become subject to conversion into any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of the Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of the Preferred Stock contained in this
Section 7.

                     (vii) If any event shall occur as to which the other provisions of this Section 7 are not strictly applicable but the failure to make any increase in adjustment to the Series A Common Equivalent Rate, the Series B Common Equivalent Rate and the Series C Common Equivalent Rate would adversely affect the conversion rights of the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, as the case may be, then, in each such case, the Board in the exercise of its good faith judgment (which shall be evidenced by a written resolution filed with the minutes of meetings of the Board) shall increase the Common Equivalent Rates on a basis consistent with the essential intent and principles established in this Section 7, necessary to preserve, without dilution, the conversion rights with respect to the Preferred Stock.

                     (viii) Notwithstanding anything to the contrary in this
Section 7, the Corporation shall be entitled to make such upward adjustments in the Series A Common Equivalent Rate, the Series B Common Equivalent Rate or the Series C Common Equivalent Rate, in addition to those required by this Section 7, as the Corporation in its sole discretion may determine to be advisable, in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock (or any transaction that could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Corporation to its shareholders shall not be taxable.

                     (ix) If the Corporation issues more than one class of Common Stock and takes any action with respect to one or more (but less than all) classes of Common Stock and such action, if taken with respect to all classes of Common Stock, would result in an adjustment to (x) the Series A Common Equivalent Rate pursuant to this Section 7, the Series A Common Equivalent Rate shall be adjusted as if such action had been taken with respect to all classes of Common Stock, (y) the Series B Common Equivalent Rate pursuant to this Section 7, the Series B Common Equivalent Rate shall be adjusted as if such action had been taken with respect to all classes of Common Stock, and (z) the Series C Common Equivalent Rate pursuant to this Section 7, the Series C Common Equivalent Rate shall be adjusted as if such action had been taken with respect to all classes of Common Stock.

                     (x) The Corporation at any time may increase the Series A Common Equivalent Rate, the Series B Common Equivalent Rate and the Series C Common Equivalent Rate by an equal amount for an equal period of time, if the period is at least 10 days and if the increase is irrevocable during such period. The period of time in which such increases shall be in effect shall be identical for such Common Equivalent Rates. Whenever the Series A Common Equivalent Rate, the Series B Common Equivalent Rate and the Series C Common Equivalent Rate are increased pursuant to this Section 7(x), the Corporation shall mail to holders of Series A Preferred Stock, holders of Series B Preferred Stock and holders of Series C Preferred Stock at such holder's last registered address, a notice of the increase. The Corporation shall mail the notices at least 15 days before the date the increased Series A Common Equivalent Rate, Series B Common Equivalent Rate and Series C Common Equivalent Rate take effect. The notices to the holders of Series A Preferred Stock shall state the increased Series A Common Equivalent Rate and the period during which it will be in effect, the notice to the holders of Series B Preferred Stock shall state the increased Series B Common Equivalent Rate and the period during which it will be in effect, and the notice to the holders of Series C Preferred Stock shall state the increased Series C Common Equivalent Rate and the period during which it will be in effect. An increase in the Series A Common Equivalent Rate pursuant to this Section 7(x) does not change or adjust such Series A Common Equivalent Rate otherwise in effect for purposes of this Section 7. An increase in the Series B Common Equivalent Rate pursuant to this Section 7(x) does not change or adjust such Series B Common Equivalent Rate otherwise in effect for purposes of this Section 7. An increase in the Series C Common Equivalent Rate pursuant to this Section 7(x) does not change or adjust such Series C Common Equivalent Rate otherwise in effect for purposes of this Section 7.

                     (xi) For purposes of this Section 7, the number of shares of Common Stock outstanding at any time shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

                     (xii)  Notwithstanding anything to the contrary in this
Section 7, the Corporation shall not be required to give effect to any adjustment in the Series A Common Equivalent Rate, the Series B Common Equivalent Rate or the Series C Common Equivalent Rate unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of such conversion rate by at least one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the conversion rate by at least one-hundredth of one share of Common Stock, such change in conversion rate shall thereupon be given effect.

                     (xiii) Upon the occurrence of any event specified in this
Section 7 that would result in any adjustment of the Series A Common Equivalent Rate, then, and in each such case, the Corporation shall promptly deliver by first-class mail, postage prepaid to each holder of Series A Preferred Stock at his or its address as it appears in the records of the Corporation, a certificate signed by an executive officer of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Series A Common Equivalent Rate in effect following such adjustment. Further, upon the occurrence of any event specified in this Section 7 that would result in any adjustment of the Series B Common Equivalent Rate, then, and in each such case, the Corporation shall promptly deliver by first-class mail, postage prepaid to each holder of Series B Preferred Stock at his or its address as it appears in the records of the Corporation, a certificate signed by an executive officer of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Series B Common Equivalent Rate in effect following such adjustment. Further, upon the occurrence of any event specified in this Section 7 that would result in any adjustment of the Series C Common Equivalent Rate, then, and in each such case, the Corporation shall promptly deliver by first-class mail, postage prepaid to each holder of Series C Preferred Stock at his or its address as it appears in the records of the Corporation, a certificate signed by an executive officer of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Series C Common Equivalent Rate in effect following such adjustment.

                     (xiv)  Notwithstanding anything to the contrary in this
Section 7, there shall be no adjustment in the Series A Common Equivalent Rate, the Series B Common Equivalent Rate, or the Series C Common Equivalent Rate for shares of Common Stock issued upon the conversion of the Warrants (as defined in Section 9(d) of this Article III) or upon the exercise or conversion of stock warrants and options issued pursuant to employee and director plans, or, as to the shares of Series C Preferred Stock, for shares of Series C Preferred Stock issued pursuant to Section 8(g) of the Series C Purchase Agreement.

              (g) In connection with (i) the closing of a firm underwritten initial public offering of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, in which the aggregate price paid for such shares by the public shall be at least $12,000,000 or (ii) any Change of Control (as defined in Section 5 of Article III) resulting in $40 million or greater of gross proceeds to the shareholders of the Corporation or the Corporation, as applicable, the Corporation shall cause the conversion of all (but not less than all) of the outstanding shares of Preferred Stock into shares of Common Stock at the Series A Common Equivalent Rate then in effect with respect to the Series A Preferred Stock, the Series B Common Equivalent Rate then in effect with respect to the Series B Preferred Stock, and the Series C Common Equivalent Rate then in effect with respect to the Series C Preferred Stock; provided, however, if, prior to the effective date of any such Change of Control, any holder of Preferred Stock that is entitled pursuant to Section 5 of this Article III to require the Corporation to redeem some or all of such holder's shares of Preferred Stock notifies the Corporation of such holder's election to require the Corporation to redeem such shares, the Corporation shall redeem such shares as set forth in Section 5 of this Article III and such shares shall not be subject to conversion into shares of Common Stock pursuant to this Section 7(g). A conversion of Preferred Stock into Common Stock pursuant to this Section 7(g) shall be referred to as a "Mandatory Conversion." On and after a Mandatory Conversion, notwithstanding that any certificates for the shares of Preferred Stock shall not have been surrendered for conversion, the shares of such Preferred Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder to receive (i) the shares of Common Stock upon conversion of such holder's Preferred Stock, and (ii)(x) with respect to holders of Series A Preferred Stock all accrued and unpaid Series A Cumulative Dividends, (y) with respect to holders of Series B Preferred Stock all accrued and unpaid Series B Cumulative Dividends, and (z) with respect to holders of Series C Preferred Stock all accrued and unpaid Series C Cumulative Dividends. If any holder of Preferred Stock surrenders a certificate for such holder's shares of Preferred Stock to the Corporation or its transfer agent upon such conversion, a certificate for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible shall promptly be issued and delivered to such holder.

              (h) In connection with any Change of Control (as defined in Section 5 of Article III) resulting in less than $40 million of gross proceeds to the shareholders of the Corporation or the Corporation, as applicable, each holder of Preferred Stock shall be entitled to receive an amount per share equal to the greater of (i) the Series A Liquidation Preference with respect to holders of Series A Preferred Stock, the Series B Liquidation Preference with respect to holders of Series B Preferred Stock, or the Series C Liquidation Preference with respect to holders of Series C Preferred Stock (each as defined in Section 4 of Article III) and (ii) the amount that would have been paid, or the value of the property that would have been distributed, to such holder if, immediately prior to such Change of Control, all of such holder's Preferred Stock had been converted into Common Stock (assuming that immediately prior to such Change of Control (x) with respect to holders of Series A Preferred Stock
(1) all accrued and unpaid Series A Cumulative Dividends on all outstanding shares of Series A Preferred Stock from the date such shares were issued had been paid in additional shares of Series A Preferred Stock and all other dividends declared but unpaid thereon had been paid in additional shares of Series A Preferred Stock (such amount determined using the Series A Common Equivalent Rate and Series A Conversion Price then in effect), and (2) all outstanding shares of Preferred Stock (including all additional shares deemed issued pursuant to clauses (h)(x)(1), (h)(y)(1), and (h)(z)(1) hereof) had been converted into Common Stock, (y) with respect to holders of Series B Preferred Stock (1) all accrued and unpaid Series B Cumulative Dividends on all outstanding shares of Series B Preferred Stock from the date such shares were issued had been paid in additional shares of Series B Preferred Stock and all other dividends declared but unpaid thereon had been paid in additional shares of Series B Preferred Stock (such amount determined using the Series B Common Equivalent Rate and Series B Conversion Price then in effect) and (2) all outstanding shares of Preferred Stock (including all additional shares deemed issued pursuant to clauses (h)(x)(1), (h)(y)(1), and (h)(z)(1) hereof) had been converted into Common Stock), and (z) with respect to holders of Series C Preferred Stock (1) all accrued and unpaid Series C

Cumulative Dividends on all outstanding shares of Series C Preferred Stock from the date such shares were issued had been paid in additional shares of Series C Preferred Stock and all other dividends declared but unpaid thereon had been paid in additional shares of Series C Preferred Stock (such amount determined using the Series C Common Equivalent Rate and Series C Conversion Price then in effect) and (2) all outstanding shares of Preferred Stock (including all additional shares deemed issued pursuant to clauses (h)(x)(1), (h)(y)(1), and
(h)(z)(1) hereof) had been converted into Common Stock).

8. COVENANTS. (a) In addition to any other rights provided by law, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of more than 67% of the then outstanding shares of the Series A Preferred Stock:

              (i) amend or repeal any provision of, or add any provision to, these Restated Articles of Incorporation or By-Laws of the Corporation that changes the terms of the Series A Preferred Stock or any rights of holders of the Series A Preferred Stock;

              (ii) authorize or issue shares of any class or series of stock having any preference or priority superior to or on a parity with any such preference or priority of the Series A Preferred Stock or in any manner which adversely affects the rights of the holders of the Series A Preferred Stock;

              (iii) authorize or issue shares of any class or series of stock, convertible into or exchangeable for, or having option rights to purchase, any shares of stock having any preference or priority superior to or on a parity with any preference or priority of the Series A Preferred Stock; or

              (iv) reclassify any class or series of any Common Stock into shares having any preference or priority superior to or on a parity with any such preference or priority of Series A Preferred Stock.

       (b) In addition to any other rights provided by law, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of more than 67% of the then outstanding shares of the Series B Preferred Stock:

              (i) amend or repeal any provision of, or add any provision to, these Restated Articles of Incorporation or By-Laws of the Corporation that changes the terms of the Series B Preferred Stock or any rights of holders of the Series B Preferred Stock;

              (ii) authorize or issue shares of any class or series of stock having any preference or priority superior to or on a parity with any such preference or priority of the Series B Preferred Stock or in any manner which adversely affects the rights of the holders of the Series B Preferred Stock;

              (iii) authorize or issue shares of any class or series of stock, convertible into or exchangeable for, or having option rights to purchase, any shares of stock having any preference or priority superior to or on a parity with any preference or priority of the Series B Preferred Stock; or

              (iv) reclassify any class or series of any Common Stock into shares having any preference or priority superior to or on a parity with any such preference or priority of Series B Preferred Stock.

       (c) In addition to any other rights provided by law, so long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of more than 67% of the then outstanding shares of the Series C Preferred Stock:

              (i) amend or repeal any provision of, or add any provision to, these Restated Articles of Incorporation or By-Laws of the Corporation that changes the terms of the Series C Preferred Stock or any rights of holders of the Series C Preferred Stock;

              (ii) authorize or issue shares of any class or series of stock having any preference or priority superior to or on a parity with any such preference or priority of the Series C Preferred Stock or in any manner which adversely affects the rights of the holders of the Series C Preferred Stock;

              (iii) authorize or issue shares of any class or series of stock, convertible into or exchangeable for, or having option rights to purchase, any shares of stock having any preference or priority superior to or on a parity with any preference or priority of the Series C Preferred Stock; or

              (iv) reclassify any class or series of any Common Stock into shares having any preference or priority superior to or on a parity with any such preference or priority of Series C Preferred Stock.

9. PREEMPTIVE RIGHTS. (a) Each holder of Series A Preferred Stock, each holder of Series B Preferred Stock, each holder of Series C Preferred Stock and each holder of Common Stock into which Preferred Stock was converted (any such holder, a "Holder") shall be entitled to purchase its pro rata share of any New Securities (as defined in Section 9(d) of this Article III) that the Company proposes to issue or sell. For purposes of this Section 9, a Holder's pro rata share ("Pro Rata Share") of New Securities is equal to a fraction (calculated to the nearest 1/100th of a share of Common Stock), the numerator of which is equal to the Common Stock held by such Holder on the date immediately prior to the date such New Securities are issued or sold assuming the exercise or conversion in full of all outstanding options and warrants to purchase capital stock of the Corporation held by such Holder and after giving effect to the conversion of all outstanding Series A Preferred Stock held by such Holder at the Series A Common Equivalent Rate, Series B Preferred Stock held by such Holder at the Series B Common Equivalent Rate, and Series C Preferred Stock held by such Holder at the Series C

Common Equivalent Rate, and the denominator of which is equal to the total number of shares of Common Stock outstanding on the date immediately prior to the date such New Securities are issued or sold assuming the exercise or conversion in full of all outstanding options and warrants to purchase capital stock of the Corporation and after giving effect to the conversion of all outstanding Series A Preferred Stock at the Series A Common Equivalent Rate, all outstanding Series B Preferred Stock at the Series B Common Equivalent Rate, and all outstanding Series C Preferred Stock at the Series C Common Equivalent Rate each as in effect immediately prior to the issuance or sale of the New Securities.

              (b) If the Corporation proposes to issue or sell any New Securities, it shall give each Holder written notice of the type of New Securities to be issued or sold, the price of such securities and the principal terms upon which the Corporation proposes to issue or sell such securities. Each Holder shall have 30 days after delivery of any such notice to elect to purchase up to its Pro Rata Share for the price and upon the terms specified in such notice by giving written notice to the Corporation and stating therein the quantity of New Securities that such holder will purchase. If some Holders elect not to purchase their entire Pro Rata Share of New Securities while the quantity of New Securities that other Holders (the "Purchasers") are willing to purchase exceeds their Pro Rata Share, the Corporation shall sell, to the extent that the Purchasers are willing to purchase, the aggregate unpurchased amount of the Holders' Pro Rata Share of such securities to the Purchasers. If the Purchasers are willing to purchase more than the aggregate unpurchased amount of the Holders' Pro Rata Share of New Securities, the unpurchased securities shall be allocated among the Purchasers in proportion to the number of shares of Common Stock held by them on the date immediately prior to the date such New Securities are issued or sold assuming the exercise or conversion in full of all of such Holder's outstanding options and warrants to purchase capital stock of the Corporation and after giving effect to the conversion of all of such Holder's outstanding Series A Preferred Stock at the Series A Common Equivalent Rate, such Holder's Series B Preferred Stock at the Series B Common Equivalent Rate, and such Holder's Series C Preferred Stock at the Series C Common Equivalent Rate each as in effect immediately prior to the issuance or sale of the New Securities.

              (c) For a period of 90 days after the 30-day period in which Holders may elect to purchase any New Securities, the Corporation shall have the right to sell all New Securities not purchased by the Holders to any persons or entities, but only at or above the price, and only upon terms not materially more favorable than those, offered to the Holders. If the Corporation has not sold any such New Securities within such 90-day period, the Corporation shall not thereafter issue or sell such New Securities without first offering such New Securities to the Holders in the manner provided in this Section 9.

              (d) For purposes of this Section 9, the term "New Securities" means any shares of Common Stock, whether authorized now or in the future, and any rights, or options or warrants to purchase, or any securities convertible into, shares of Common Stock; provided, however, that the following shall not constitute New Securities: (i) securities issued pursuant to the acquisition of another business entity by the Corporation by merger, purchase of substantially all of the assets of such entity, or other reorganization whereby the Corporation owns more than 50% of the voting power of such entity; (ii) securities issued pursuant to any arrangement approved by the Corporation's Board to employees, officers and directors of, or consultants, advisors or other persons performing services to the Corporation or its subsidiaries; (iii) securities issued in connection with any stock split, stock dividend, or recapitalization of the Corporation; (iv) Common Stock issued upon exercise or conversion of any Convertible Security if the Holders elected not to purchase such Convertible Security pursuant to this Section 9; (v) shares of Preferred Stock issued as dividends on outstanding shares of Preferred Stock;
(vi) Common Stock issued upon exercise of the Warrants issued pursuant to that certain Warrant Agreement dated as of March 23, 1994, and the Warrants issued to Alex. Brown & Sons Incorporated pursuant to separate Series B Preferred Stock Warrants dated April 15, 1996, June 27, 1996, and June 27, 1996 (collectively, the foregoing are referred to as the "Warrants"); or (vii) shares of Series C Preferred Stock issued pursuant to Section 8(g) of the Series C Purchase Agreement.

COMMON STOCK

10. COMMON STOCK VOTING RIGHTS. (a) Except as otherwise required by law or these Restated Articles of Incorporation, each holder of Common Stock shall (i) be entitled to notice of any shareholders meeting, and (ii) have one vote for each share of Common Stock held by such holder on all matters, other than the election of directors, submitted to a vote of shareholders of the Corporation and shall vote together as a single class with the holders of the Preferred Stock on such matters to which the holders of Preferred Stock are entitled to vote.

              (b) Except as otherwise provided in Section 6(b) and 6(c) of this Article III, the holders of a majority of the outstanding shares of Common Stock shall be entitled to elect all directors to the Board.

              (c) For purposes of exercising any vote, election or consent hereunder or under applicable law, shares of Common Stock held by the Corporation or any of its subsidiaries shall not be deemed outstanding and shall not be counted in determining the outcome of any such vote, election or consent solicitation.

11. DIVIDENDS. Subject to the preferential rights of the Preferred Stock, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, dividends payable either in cash, in property or in shares of capital stock. Notwithstanding the foregoing, except as provided in Section 3(e) of this
Article III, so long as any shares of the Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any Common Stock (other than distributions or dividends in Common Stock to holders of Common Stock).

12. LIQUIDATION. In the event of any Liquidation after distribution in full of the preferential amounts and other amounts to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or these Restated Articles of Incorporation, including any certificate of designations for a series of Preferred Stock, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock held by them.

                                   ARTICLE IV
                                    DIRECTORS

       1. NUMBER OF DIRECTORS. The Board shall consist of 6 directors; provided, however, that the number of directors may exceed 6 directors to the extent necessary to comply with the requirements of Section 6(c) of Article III or as otherwise provided in Section 3(a)(xii) of this Article IV. At any given date, the number of directors established from time to time as the number of directors of the Corporation shall be referred to as the "Authorized Directors."

       2. COMPOSITION OF THE BOARD. No more than 2 directors may be officers or employees of the Corporation or its subsidiaries or relatives of such persons (collectively, the "Inside Directors"). Four (4) directors shall be appointed to the Board as provided in Section 6(b) of Article III, and the remaining directors shall be appointed to the Board by the holders of Common Stock (the "Common Directors").

       3. ACTION REQUIRING APPROVAL OF SUPERMAJORITY. (a) Except in the event the holders of Series A Preferred Stock are entitled to elect or appoint a majority of the Board pursuant to Section 6(c) of Article III, so long as any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are outstanding, the Corporation may not take any of the following actions without the prior approval of at least 5 of the 6 Authorized Directors, or such other number of Authorized Directors as may be determined by the Board in the event the size of the Board is changed pursuant to Section 3(a)(xii) of this Article IV (a "Supermajority"):

                     (i) expand into any business unrelated to the businesses that the Corporation is engaged in as of July 1, 1999;

                     (ii) lease, sell or otherwise dispose of assets or property with a net book value in excess of the greater of $1,000,000 or 10% of the net book value of the consolidated assets of the Corporation;

                     (iii) create, incur or assume any indebtedness in excess of the lesser of (a) $600,000 or (b) 10% of the sum of (1) the shareholders' equity of the Corporation (the "Equity Value") as of the date of the proposed indebtedness and (2) the aggregate amount of indebtedness of the Corporation the maturity of which is at least one year (the "Long Term Debt") after the applicable date of determination;

                     (iv) mortgage, grant a security interest in, pledge or otherwise encumber any of its assets if the value of such assets, when added to the value of all other assets that have been mortgaged, secured, pledged or encumbered, exceeds the greater of (a) $600,000 or (b) 10% of the sum of the Equity Value at the date of the proposed mortgage or pledge and the Long Term Debt at such date;

                     (v) issue or sell any securities of the Corporation, except pursuant to the payment of dividends on the Preferred Stock, the exercise of stock options, the conversion of the Preferred Stock, the exercise of the Warrants, the exercise of the warrants in favor of P. Eisenhauer, and the issuance of Series C Preferred Stock pursuant to Section 8(g) of the Series C Purchase Agreement;

                     (vi)   declare or pay any dividend;

                     (vii) except as provided in Section 5 of Article III, apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, or through any subsidiary of any shares of any class or series of its capital stock or debt securities except, with respect to debt securities, to the extent that any such purchase, redemption or acquisition is in accordance with the terms of such debt securities;

                     (viii) make any capital expenditures in excess of the greater of (i) $250,000 or (ii) 2% of the net book value of the consolidated assets of the Corporation;

                     (ix) except as required by the Amended and Restated Information and Registration Rights Agreement dated as of July 31, 1995 by and among the Corporation, and certain holders of Series A Preferred Stock and purchasers of the Series B Preferred Stock, and as required by the Information and Registration Rights Agreement dated August 25, 1999 by and among the Corporation and certain holders of Series C Preferred Stock, register any of its securities under the Act or grant any registration rights with respect to any of its securities;

                     (x) enter into any transaction with any Affiliate (as defined below), including without limitation, (a) any loans, cash advances, capital contributions or other transfers of assets from the Corporation to an Affiliate, and (b) any guarantee of any obligation of an Affiliate;

                     (xi) take any action to amend or repeal any provision of, or add any provision to, these Restated Articles of Incorporation or the By-Laws of the Corporation;

                     (xii) change the size of the Board except to the extent necessary to comply with the requirements of Section 6(c) of Article III;

                     (xiii) issue any capital stock or other equity pursuant to employee and director options and plans beyond 5,250,000 shares reserved as of the date hereof;

                     (xiv)  approve the Corporation's annual operating budget;
or

                     (xv) adopt or amend any employment contracts or benefit plans of the executive management of the Corporation (including, without limitation, any employment contracts between the Corporation and Dr. James Vander Mey and Timothy Vander Mey).

              "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation. For purposes of this definition, "control" of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

              (b) Except in the event the holders of Series A Preferred Stock are entitled to elect or appoint a majority of the Board pursuant to Section 6(c) of Article III, so long as any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are outstanding, the Corporation may not take any of the following actions without the prior approval of at least 4 of the 6 Authorized Directors, or such other number of Authorized Directors as may be determined by the Board in the event the size of the Board is changed pursuant to Section 3(a)(xii) of this Article IV:

                     (i)    merge or consolidate with or into any other Person;

                     (ii)   commence a Liquidation;

                     (iii) permit the acquisition of the Corporation by another entity or any other Change of Control;

                     (iv) enter into any significant joint ventures, partnerships, licensing agreement or establish non-wholly owned subsidiaries, or another business entity;

                     (v) call any warrants then outstanding pursuant to the applicable agreement governing the call of such warrants;

                     (vi) appoint or remove any member of executive management of the Corporation; or

                     (vii) change the Corporation's independent public accountants.

              (c) The Board shall take such action as it determines in good faith to be reasonably necessary to prevent any Person or group of related Persons from acquiring in one or more transactions, directly or indirectly, beneficial ownership of more than 40% of the outstanding voting securities of the Corporation unless (A) such acquisition is approved by a Supermajority of directors, or (B) such Person (1) makes an offer to purchase 100% of the other outstanding voting securities (and securities convertible into or exchangeable for voting securities) of the Corporation on the same terms and (2) such Person purchases either (x) 100% of the other outstanding voting securities or (y) such amount as may be necessary to effect a "second stage merger" and then effects such merger on the same terms and conditions specified in the offer to purchase the securities.

                                    ARTICLE V
                 AMENDMENT OF RESTATED ARTICLES OF INCORPORATION

       Except to the extent limited by these Restated Articles of Incorporation, the Corporation reserves the right to amend or repeal any provision contained in these Restated Articles of Incorporation in the manner now or hereafter prescribed by statute.

                                   ARTICLE VI
                                    DURATION

       The Corporation shall exist perpetually, commencing November 3, 1986.

                                   ARTICLE VII
                PRINCIPAL AND REGISTERED OFFICE; REGISTERED AGENT

       The address of the Corporation's principal and registered office in the State of Florida is 5100 West Silver Springs Boulevard, Ocala, Florida 34482. The name of its registered agent at such address is Horst G. Sandfort.

                                   CERTIFICATE

       The foregoing Restated Articles of Incorporation (i) contain an amendment to the Corporation's Restated Articles of Incorporation requiring shareholder approval and (ii) were duly adopted in accordance with the Act by the Board of Directors of the Corporation on July 15, 1999 and approved by the holders of the shares of Common Stock, holders of the shares of Series A Preferred Stock, and holders of the shares of Series B Preferred Stock, being the sole shares entitled to vote thereon, on August 24, 1999, and the votes cast for the foregoing Restated Articles of Incorporation were sufficient for approval by such holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock.





       IN WITNESS WHEREOF, the undersigned President and Chief Executive Officer of this Corporation has executed these Restated Articles of Incorporation as of August 25, 1999.


                                             INTELLON CORPORATION


                                             By:
                                                --------------------------------
                                                   Horst G. Sandfort
                                                   President and Chief Executive

       Officer



STATE OF FLORIDA
COUNTY OF MARION

       The foregoing instrument was acknowledged before me this 25th day of August, 1999, by Horst G. Sandfort, as President and Chief Executive Officer of Intellon Corporation.


                                             Printed Name:
                                                          ----------------------
                                             Notary Public, State of Florida

Personally Known [ ] or Produced Identification [ ]
Type of Identification Produced